CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (Registration Nos. 33-77286 and 333-31217) of Aphton Corporation of our report dated April 24, 2000 relating to the financial statements which appear in this Form 10-K.

                                             PricewaterhouseCoopers LLP

Honolulu, Hawaii
April 24,2000